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FIRST AMENDMENT TO INTERCREDITOR AGREEMENT



     THIS FIRST AMENDMENT TO INTERCREDITOR AGREEMENT ("Agreement") is made this 18th day of December, 1996, by and between NationsBank, N.A. ("NationsBank"), Crestar Bank ("Crestar"), and Signet Bank ("Signet") (collectively the "Banks").

                                      RECITALS

     A. On May 2, 1996, the Banks entered into an Intercreditor Agreement, which among other things, provided that to the extent of Eight Million Dollars ($8,000,000.00), NationsBank's liens, security interests, mortgages, pledges, or pledges of assets of Metro Information Services, Inc. ("Borrower") then existing or arising in the future, were and are made superior and senior in priority to any liens, security interests, mortgages, pledges or pledges of any of the assets of the Borrower, now existing or arising in the future, securing loans of Crestar and Signet.

     B. Both Crestar and Signet (collectively the "Junior Lenders") have loans to the Borrower each in an amount not to exceed Two Million ($2,000,000), and the Junior Lenders each and have agreed that this indebtedness is subordinate and junior in priority to NationsBank, but as between Crestar and Signet their loans shall at all times be and remain in PARI PASSU without preference or priority.

     C. Paragraph 6 of the Intercreditor Agreement provides that the "Lending Limit" for the aggregate amount of outstanding loans at any one time, excluding interest, penalties and amounts advanced to protect security, for NationsBank is Eight Million Dollars ($8,000,000.00), for Signet is Two Million Dollars ($2,000,000) and for Crestar is Two Million Dollars ($2,000,000.00).

     D. Borrower has requested that Crestar and Signet each increase its line of credit to Borrower from Two Million Dollars ($2,000,000.00) to Five Million Dollars ($5,000,000).

     E. Junior Lenders have requested NationsBank to agree to this increase in their lending to Borrower, and for NationsBank to decrease its Lending Limit to Seven Million ($7,000,000). NationsBank is willing to do so as long as the Junior Lenders loans remain subordinate to NationsBank's loan and NationsBank will have a superior, prior and first lien position as between NationsBank and the Junior Lenders with respect to all amounts lent to Borrower by NationsBank within the Lending Limit and all interest, penalties and amounts advanced to
protect security by NationsBank.   NationBank and the Junior Lenders have
agreed to amend the Intercreditor Agreement for this purpose.

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                                   AGREED PROVISIONS

     For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Banks agree as follows:

     1. ACCURACY OF RECITALS. The statements set forth above are true and accurate in every respect and are incorporated by reference herein.

     2. AMENDMENTS TO INTERCREDITOR AGREEMENT. The Intercreditor Agreement is hereby amended as follows:

          (A) In the third line of Recital A on page 1 in lieu of the number "$2,000,000", the number "$5,000,000" is substituted in its place.

          (B) In the second line in Recital B on the page 1 in lieu of the number "$2,000,000", the number "$5,000,000" is substituted.

          (C) In the second line of Recital C on page 2 in lieu of the number "8,000,000", the number "7,000.000" is substituted.

          (D) In lieu of the present language of Section 6, with respect to the Lending Limit for Crestar, Signet, and NationsBank the present Lending Limit is deleted and the following is substituted:

                         Signet   -     $5,000,000
                         Crestar -      $5,000,000
                         NationsBank -  $7,000,000

     Whenever the term Lending Limits is referred to in the Intercreditor Agreement, as to Crestar and Signet this amount is now $5,000,000 and as to NationsBank this amount is now $7,000,000. Nothing herein is intended to change the priorities set forth in the Intercredtior Agreement, and the full amount of Crestar's and Signet's loans to the Borrower remain junior and subordinated to NationsBank's loan, and NationsBank shall continue to have a first priority senior lien on the assets of the Borrower which are pledged or secure NationsBank's loan.

     3.   AUTHORIZATION   The execution, delivery and performance of this
Agreement has been duly authorized by all necessary actions on the part of each party, and this Agreement represents the valid and binding obligation of such party, enforceable against such party in accordance with its terms.

     4. CONTINUATION OF LOAN DOCUMENTS. Except as expressly amended herein, all of the provisions of the Intercreditor Agreement shall remain in full force and effect. This Agreement shall in no way operate as a novation, release, or discharge of any of the

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obligations or of any of the provisions of the Intercreditor Agreement.  The
Banks expressly reaffirm each and every provision of the Intercreditor Agreement except as modified herein, including but not limited to the waiver of jury trial.

     5. NON-WAIVER. This Agreement does not, and shall not be deemed to constitute, a waiver of any past, present, or future defaults by the Borrower, if any. The Banks expressly reserves all rights and remedies available to each of them under NationsBank Loan Documents (as defined in the Intercreditor Agreement), the Signet Loan Documents (as defined in the Intercreditor Agreement) and the Crestar Loan Documents (as defined in the Intercreditor Agreement), the Intercreditor Agreement, and under applicable law.

     6. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Banks with respect to any amendment of the Intercreditor Agreement and supersedes any and all prior oral or written agreements, arrangements or communications between the parties with respect to any such subject matter. No term or provision of this Agreement may be varied, changed, modified, waived or terminated orally, but only by an instrument in writing, signed by the party against whom the enforcement of the variation, change, modification, waiver or termination is sought.

     7. COUNTERPARTS. Provided that each party executes a copy hereof, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which when taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, and intending to create an instrument executed under seal, the Banks have duly executed this Agreement as of the date first written above. Each of the undersigned adopts as his or her seal the word "seal" (appearing beside or near his or her signature below).


WITNESS/ATTEST:                    NATIONSBANK, N.A.

/s/ Tracy Walsh                    By: /s/ Nancy Asplen             (SEAL)
______________________________        ______________________________
                                    Nancy Asplen, Assistant Vice President


                                   CRESTAR BANK

/s/ Julia K. Day                   By: /s/ Joel S. Rhew
______________________________         _________________________________
                                    Joel S. Rhew, Senior Vice President


                                   SIGNET BANK

/s/ Diana Abernathy                By: /s/ John P. Matson           (SEAL)
______________________________        ______________________________
                                       John P. Matson, Executive Vice President



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